UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2025

Safe Pro Group Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	001-42261	87-4227079
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File No.)	Identification No.)

18305 Biscayne Blvd., Suite 222

Aventura, Florida 33160

(Address of principal executive offices)

Registrant’s Telephone Number, including area code: (786) 409-4030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SPAI	The NASDAQ Stock Market LLC

Item 1.01. Entry into a Material Definitive Agreement.

On May 9, 2025, Safe Pro Group Inc. (the “Company”) closed on a private offering pursuant to certain Securities Purchase Agreements (each, an “Agreement”) with certain accredited investors (the “Investors”), pursuant to which the Investors purchased: (i) 1,050 shares of Series C convertible preferred stock (the “Preferred Stock”) a price of $1,000 per share of Preferred Stock for aggregate gross proceeds of $1.05 million, and (ii) three-year warrants to purchase the number of shares of Company’s common stock (“Common Stock”) equal to the number of Conversion Shares (defined below) underlying the Preferred Stock on the date of issuance at an exercise price of $2.93 per share (the “Warrants”).

Series C Convertible Preferred Stock

In connection with the signing of the Agreements, the Company designated 2,000 shares of the Company’s authorized and unissued preferred stock as Series C Preferred Stock and established the rights, preferences and privileges of the Preferred Stock pursuant to the Certificate of Designations of Rights and Preferences of the Series C Preferred Stock (the “Certificate of Designations”), which was filed with the Secretary of State of the State of Delaware, as summarized below:

General. Each share of Preferred Stock has a stated value (the “Stated Value”) of $1,100 per share and, when issued, the Preferred Stock will be fully paid and non-assessable.

Dividends. The holders of Preferred Stock will be entitled to receive dividends on an as-converted basis equal to and at the time as any dividends are paid to the holders of the Common Stock.

Conversion at Option of Holder. Each holder of Preferred Stock may convert all, or any part, of the Stated Value the outstanding Preferred Stock, at any time at such holder’s option, into shares of the Common Stock (which converted shares of Common Stock are referred to as “Conversion Shares” herein) at an initial fixed “Conversion Price” of $2.25, which is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions.

Company Optional Redemption. At any time the Company shall have the right to redeem in cash all, or a portion of, the shares of Preferred Stock then outstanding at a price equal to $1,100 per share of Preferred Stock.

Liquidation Preference. Upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, the Preferred Stock shall be entitled to receive in cash out of the assets of the Company, an amount equal to the Stated Value per share of Preferred Stock, before any payments are made or distributed to the holders of the Common Stock.

Voting Rights. The holders of the Preferred Stock shall have no voting power and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of share of capital stock.

Warrants

Subject to certain ownership limitations, each of the Warrants is immediately exercisable, will have an exercise price of $2.93 per share, and expire three years from the date of issuance. The Warrants may only be exercised on a cashless basis if there is no registration statement registering, or a prospectus contained therein in not available for, the resale of the shares of common stock underlying the Warrants. The holder of a Warrant is prohibited from exercising of any such warrants to the extent that such exercise would result in the number of shares of common stock beneficially owned by such holder and its affiliates exceeding 4.99% or 9.99% (at the election of the Investor) of the total number of shares of common stock outstanding immediately after giving effect to the exercise.

Pursuant to the Agreement, the Company agreed to use its best efforts to file a registration statement registering the resale of the Common Stock underlying the Preferred Stock and Warrants within thirty calendar days from the closing.

The Preferred Stock and Warrants issued in the offering and the shares issuable upon conversion of the Preferred Stock and exercise of the Warrants were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder and have not been registered under the Securities Act or applicable state securities laws.

This description of the Agreement, Warrant and Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the complete text of the forms of Agreement, Warrant, and of the Certificate of Designations, attached as Exhibits 10.1, 4.1, and 3.1, respectively, of this Current Report on Form 8-K.

The form of Agreement has been attached as an exhibit to this Current Report on Form 8-K to provide security holders with information regarding its terms. Except for its status as a contractual document that establishes and governs the legal relations between the parties with respect to the transaction described above, the document is not intended to be a source of factual, business or operational information about the parties. Representations and warranties may be used as a tool to allocate risks between the parties to each Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing these matters as facts. Furthermore, they may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, because they were only made as of the date of each Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of each Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 relating to the Preferred Stock and Warrants issued in the offering and the shares issuable upon conversion of the Preferred Stock and exercise of the Warrants is incorporated by reference herein.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 relating to the Preferred Stock is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

3.1	Certificate of Designations of Rights and Preferences of the Series C Preferred Stock
4.1	Form of Warrant
10.1	Form of Securities Purchase Agreement
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2025

SAFE PRO GROUP INC.

By:	/s/ Daniyel Erdberg
Daniyel Erdberg
Chief Executive Officer